EXHIBIT 10.9

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN

THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

Cooperation Agreement

Party A: Beijing Zhenxigu Medical Research Center (L.P.)

Party B: Yubo International Biotech (Beijing) Limited

Party C: Huailai Huayue Hengsheng Medical Device Co., Ltd.

Through friendly consultations, the Parties hereby agree as follows on [March 1], 2020:

1. All parties concerned agree to carry out strategic cooperation in such aspects as application of scientific research projects, integration of products and technical plans, record-filing of medical devices and preparation for production in response to the novel coronavirus pneumonia epidemic, so as to provide all local health commissions, scientific research institutions and medical units with quality and efficient technical services and operation support for biological medical products, and finally hope to help patients get rid of their suffering as soon as possible.

2. Party B is the joint R&D company of the “Liquid Dressings” achieved in this Agreement, so Party B will provide part of the R&D funds for the cooperation under this Agreement.

3. Party C undertakes to provide plant, personnel, technology, products and equipment in relation to the matters under this Agreement. Party A may conduct sample trial production and clinical scientific research in the production workshop of Party C. If construction of the clean workshop is required, both Party A and Party B shall negotiate and make decision on the construction of the clean workshop, while the related costs, personnel and site costs of the detailed rules of cooperation shall be further negotiated and determined.

4. Party A owns the technical results and intellectual property rights relating to the products researched and developed hereunder. The nationwide total distribution right of “ Liquid Dressings” (5ml specifications only) belongs to Party B, unless otherwise agreed by both Party A and Party B.

5. Party C shall complete the filing of medical devices for liquid dressings of Class 1 (“Medical Device Filing”) within [10] business days following the execution of this Agreement.

a)

Party A shall assist Party C in the review of the filing materials and contents, especially, the product information and the scope of indications which shall be reflected on the filing certificate of medical devices. The person specially appointed by Party A and the person specially appointed by Party C shall be confirmed in writing.

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b)	Party C shall inform Party A of progress of the Medical Device Filing Procedures in a timely manner, including without limitation specific information to be submitted.

c)	The processing fee of medical device filing shall be RMB180,000 (tax inclusive) (RMB in words: one hundred and eighty thousand).

d)	Within three business days following the execution of this Agreement, Party A shall advance the payment of RMB50,000 to Party C’s corporate account. The balance of RMB130,000 shall be paid within [3] business days following Party B and Party C issue the authorization for the product certificate, and Party A receives the scanned copy of the Medical Device Filing Certificate and confirms same. If Party C fails to obtain the Medical Device Filing Certificate within two weeks after the submission of application materials, Party C shall unconditionally refund the advance payment of RMB50,000 to Party A within three weeks upon submission of application materials.

e)	Party C shall issue the corresponding VAT invoice to Party A within 5 days after the receipt of the advance payment and the last payment respectively.

Party A’s invoicing information is as follows:

Company Name: Beijing Zhenxigu Medical Research Center (L.P.)

Unified Social Credit Code: [*************]

Opening Bank: China Merchants Bank Beijing West Railway Station Branch

Bank Account Number: [*************]

Address: Room 301, Building 23, No. 31 Xishiku Street, Xicheng District, Beijing

Telephone: [*************]

Party B’s receiving and invoicing information is as follows:

Account Name: Huailai Huayue Hengsheng Medical Device Co., Ltd.

Tax Number: [*************]

Bank: Shacheng Sub-branch of Zhangjiakou Bank Co., Ltd.

Account Number: [*************]

Address: Plant No. 11, 301 Jingxi Small Business Start-up Guide Base, Shacheng Economic Development Zone, Huailai County

Telephone: [*************]

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6. After the successful filing, Party A authorizes Party C to manufacture liquid dressings researched and developed by Party A hereunder (“liquid dressings”). The license term shall expire on [March 1], 2021]. Party C covenants that it has obtained all qualifications required for liquid dressings production, and undertakes to produce and provide liquid dressings based on the request of Party A. Without the prior written consent of Party A, Party C shall not manufacture, sell, authorize or entrust a third party to manufacture, sell liquid dressings or other products researched and developed by Party A. Party A may unilaterally revoke its authorization for Party C to manufacture liquid dressings if Party C breaches the provision of this article and Party C shall pay Party A [RMB500,000] as compensation for breach of contract.

7. This Agreement is made in triplicate with Party A, Party B and Party C holding one copy respectively. The Agreement shall become effective from the date of signature and seal of the Parties.

8. Any dispute arising from or in connection with this Agreement shall be settled by the Parties through consultation based on the principle of mutual benefit. If such consultation fails, each Party may file a lawsuit to the people’s court of competent jurisdiction in the place where Party A is located. During the course of litigation, this Agreement shall continue to be performed except for the part in dispute in litigation.

(The remainder of this page is intentionally left blank)

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As the signature page to the Cooperation Agreement, this page is intentionally left blank.

Party A: Beijing Zhenxigu Medical Research Center (L.P.) (Seal)

Authorized Representative (Signature)

Date: 2020.5.16

Party B: Yubo International Biotech (Beijing) Limited (Seal)

Authorized Representative (Signature)

Date: 2020.5.16

Party C: Huailai Huayue Hengsheng Medical Device Co., Ltd. (Seal)

Authorized Representative (Signature)

Date: 2020.5.16

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